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UNITED STATES
SECURITIES AND EXCHANGECOMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 18, 2005

BIG SKY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-28345	72-1381282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750, 440 - 2 Avenue S.W., Calgary, Alberta, Canada T2P 5E9
(Address of principal executive offices)	(Zip Code)

403.234.8885
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

X    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 4.01 - Changes in Registrants' Certifying Accountant

(a)

Change in Certifying Accountant

On April 18, 2005, Deloitte & Touche LLP (“Deloitte & Touche”), the principal accountant previously engaged to audit the financial statements of Big Sky Energy Corporation (the “Company”), resigned as our independent registered chartered accountants of the Company. Deloitte & Touche audited the Company's consolidated financial statements for the Company’s two most recent fiscal years ended December 31, 2004.

The report of Deloitte & Touche accompanying the audit for our two most recent fiscal years ended December 31, 2004 was not qualified or qualified as to audit scope or accounting principles. However, such report did contain a modification with regards to substantial doubt about the Company’s ability to continue as a going concern.

During our two most recent fiscal years ended December 31, 2004, preceding the date of resignation there were no disagreements between the Company and Deloitte & Touche on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure.

During our two most recent fiscal years ended December 31, 2004, preceding the date of resignation there were no reportable events as such term is defined by paragraph (a)(1)(iv) of Item 304 of Regulation S-B promulgated by the Securities and Exchange Commission ("Regulation S-B").

The Company provided Deloitte & Touche with a copy of the above disclosures on April 19, 2005, and requested that Deloitte & Touche furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. A copy of such letter is attached as an Exhibit to this Form 8-K.

The Company is in the process of searching for a new independent registered public accounting firm.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

The following Exhibit is attached to this Form 8-K:

16.1

Letter from Deloitte & Touche dated April 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:       April 21, 2005

BIG SKY ENERGY CORPORATION

By: _/s/ BRUCE H. GASTON          _________

Name:  Bruce H. Gaston

Title:    Chief Financial Officer and Director